                                                                 Exhibit 10.9(g)


                            SIXTH AMENDMENT TO THE
                    AMENDED AND RESTATED CREDIT AGREEMENT

            SIXTH AMENDMENT dated as of March 21, 2002 (this "Amendment") with respect to the Amended and Restated Credit Agreement dated as of March 10, 1999 (as amended, the "Credit Agreement") by and among Applied Graphics Technologies, Inc. (the "Borrower"), the lenders party thereto (the "Lenders") and Fleet National Bank (formerly known as BankBoston, N.A.), as agent (the "Administrative Agent").

                             W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have made Advances and other financial accommodations to the Borrower which remain outstanding; and

            WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

            Section 1.1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement and the following terms shall have the following meanings:

            "Amendment Fee" has the meaning specified in Section 5.2.

            "Effective Date" means the first date on which the conditions precedent specified in Article III of this Amendment shall have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof.

            "Warrants" means warrants to purchase the common stock of the Borrower, as more fully described in Section 5.3, and substantially in the form of Exhibit A hereto.

                                  ARTICLE II
                                  AMENDMENTS

            Section 2.1. Amendments to Section 1.1 (Definitions). (a) Section
1.1 of the Credit Agreement is hereby amended by (i) deleting the definition "Revolving Credit Termination Date", and (ii) inserting the following definition in its proper alphabetical order:

            "REVOLVING CREDIT TERMINATION DATE" means the earlier of (i) April 30, 2003 and (ii) the Termination Date.

            (b) The definition of "Amendment Period Revolving Credit Commitment" is hereby amended by deleting the amount "$30,000,000" and inserting in lieu thereof the amount "$15,000,000".

            Section 2.2. Amendment to Section 2.04 (Repayment of Advances).
Section 2.04(b)(iv) of the Credit Agreement is hereby amended by deleting the date "January 15, 2003" and inserting in lieu thereof the date "April 30, 2003".

            Section 2.3. Amendment to Section 5.04(a) (Consolidated Total Funded Debt to EBITDA Ratio). Section 5.04(a) of the Credit Agreement is hereby amended by deleting said Section 5.04(a) in its entirety and inserting in lieu thereof the following:

      " (a) CONSOLIDATED TOTAL FUNDED DEBT TO EBITDA RATIO. Maintain a ratio of
      (i) Total Funded Debt to (ii) EBITDA as at the last day of each fiscal quarter of the Borrower of not more than the ratios set forth below (calculated on the basis of (x) annualized amounts, cumulatively from and including the fiscal quarter beginning April 1, 2001, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) the cumulative aggregate amounts for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December
      2001):

            Period Ending In:                   Ratio:
            -----------------                   ------

            September 2001                      9.14:1.00
            December 2001                       7.82:1.00
            March 2002                          7.88:1.00
            June 2002                           8.33:1.00
            September 2002                      9.05:1.00
            December 2002                       8.62:1.00
            March 2003                          6.82:1.00

            Section 2.4. Amendment to Section 5.04(b) (Adjusted Interest Coverage Ratio). Section 5.04(b) of the Credit Agreement is hereby amended by deleting said Section 5.04(b) in its entirety and inserting in lieu thereof the following:

      " (b) ADJUSTED INTEREST COVERAGE RATIO. Maintain a ratio of (i) EBITDA to
      (ii) Interest Expense plus Capital Expenditures as at the last day of each fiscal quarter of the Borrower of not less than the ratios set forth below (calculated on the basis of cumulative aggregate amounts (x) for the period from April 1, 2001 to the last day of such fiscal quarter, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

            Period Ending In:                   Ratio:
            -----------------                   ------
            September 2001                      0.69:1.00
            December 2001                       0.67:1.00
            March 2002                          0.65:1.00
            June 2002                           0.68:1.00
            September 2002                      0.66:1.00
            December 2002                       0.70:1.00
            March 2003                          1.04:1.00".

            Section 2.5. Amendment to Section 5.04(c) (Interest Coverage Ratio).
Section 5.04(c) of the Credit Agreement is hereby amended by deleting said
Section 5.04(c) in its entirety and inserting in lieu thereof the following:

      " (c) INTEREST COVERAGE RATIO. Maintain a ratio of (i) EBITDA to (ii) Interest Expense as at the last day of each fiscal quarter of the Borrower of not less than the ratios set forth below (calculated on the basis of cumulative aggregate amounts (x) for the period from April 1, 2001 to the last day of such fiscal quarter, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

            Period Ending In:                   Ratio:
            -----------------                   ------
            September 2001                      1.14:1.00
            December 2001                       1.10:1.00
            March 2002                          1.07:1.00
            June 2002                           1.09:1.00
            September 2002                      1.06:1.00
            December 2002                       1.13:1.00
            March 2003                          1.65:1.00".

            Section 2.6. Amendment to Section 5.04(d) (Fixed Charge Coverage Ratio). Section 5.04(d) of the Credit Agreement is hereby amended by deleting said Section 5.04(d) in its entirety and inserting in lieu thereof the following:

      " (d) FIXED CHARGE COVERAGE RATIO. Maintain a ratio of (i) EBITDA to (ii) Fixed Charges, as at the last day of each fiscal quarter of the Borrower of not less than the ratios set forth below (calculated on the basis of cumulative aggregate amounts (x) for the period from April 1, 2001 to the last day of such fiscal quarter, in the case of any fiscal quarter ending on or before December 31, 2001, and (y) for the immediately preceding four full fiscal quarters, in the case of any fiscal quarter ending after December 2001):

            Period Ending In:                   Ratio:
            -----------------                   ------
            September 2001                      0.48:1.00
            December 2001                       0.47:1.00
            March 2002                          0.49:1.00
            June 2002                           0.56:1.00
            September 2002                      0.49:1.00
            December 2002                       0.48:1.00
            March 2003                          0.60:1.00".

            Section 2.7. Amendment to Section 5.04(e) (Minimum Consolidated EBITDA). Section 5.04(e) of the Credit Agreement is hereby amended by deleting said Section 5.04(e) in its entirety and inserting in lieu thereof the following:

      " (e) MINIMUM CONSOLIDATED EBITDA. Maintain cumulative EBITDA as at the last day of each month of not less than the amounts set forth below for each such period (calculated on the basis of cumulative aggregate amounts
      (x) for the period from April 1, 2001 to the last day of such month, in the case of any month through February 2002 and (y) for the immediately preceding twelve full months, in the case of any month occurring after February 2002):

            Period Ending In:                   Minimum Consolidated EBITDA:
            -----------------                   ----------------------------
            July 2001                           $ 9,400,000
            August 2001                         $12,200,000
            September 2001                      $15,200,000
            October 2001                        $18,400,000
            November 2001                       $21,100,000
            December 2001                       $22,300,000
            January 2002                        $22,500,000
            February 2002                       $24,000,000
            March 2002                          $28,000,000
            April 2002                          $28,200,000
            May 2002                            $28,400,000
            June 2002                           $28,000,000
            July 2002                           $27,500,000
            August 2002                         $26,800,000
            September 2002                      $26,100,000
            October 2002                        $25,700,000
            November 2002                       $26,000,000
            December 2002                       $26,700,000
            January 2003                        $31,500,000
            February 2003                       $33,000,000
            March 2003                          $33,300,000

      ; provided, however, that for the purposes of this Section 5.04(e) only,
      (i) for all periods from the date that the Borrower shall consummate the DPG Sale and prior to December 31, 2001, EBITDA shall be deemed to include the projected positive EBITDA of Portal Publications, Ltd. and its Subsidiaries for such periods as heretofore provided to the Administrative Agent which amounts shall be prorated for partial months (provided, however, that EBITDA of Portal Publications, Ltd. and its Subsidiaries for any month shall in no event exceed the projected amount for such month as heretofore provided to the Administrative Agent) and (ii) for all monthly periods beginning January 1, 2002 and thereafter, EBITDA shall not include the EBITDA, if any, of Portal Publications, Ltd. and its Subsidiaries."

            Section 2.8. Amendment to the Credit Agreement. The Credit Agreement is hereby amended by replacing Schedule I with the Schedule I attached hereto as Exhibit B.

                                 ARTICLE III
                                EFFECTIVE DATE

            Section 3.1. Effective Date. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

            (a) counterparts of this Amendment, duly executed and delivered by the Borrower, each of the Subsidiaries listed on the signature pages hereto, the Administrative Agent and the Lenders; and

            (b) the Amendment Fee, along with the reasonable fees and disbursements of the Administrative Agent's professionals that have been invoiced.


                                  ARTICLE IV
                                INTERPRETATION

            Section 4.1. Continuing Effect of the Credit Agreement. The Borrower, the Administrative Agent and each Lender hereby acknowledges and agrees that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby. Any terms or conditions contained in this Amendment shall control over any inconsistent terms or conditions in the Credit Agreement or the other Loan Documents.

            Section 4.2. No Waiver. Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any Default or Event of Default or of any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default.


                                  ARTICLE V
                                MISCELLANEOUS

            Section 5.1. Agreements. (a) The Borrower hereby agrees to provide to the Administrative Agent and the Lenders (i), on or before May 31, 2002, a broker's letter as to value, in form reasonably satisfactory to the Administrative Agent, with respect to each of the Real Properties and (ii) with respect to each Real Property for which the broker's letter referred to in clause (i) indicates a fair market value in excess of $3,000,000, on or before July 31, 2002, a comprehensive appraisal, in form reasonably satisfactory to the Administrative Agent.

            (b) Notwithstanding anything to the contrary set forth in the Credit Agreement, the Borrower hereby agrees that, through the date of consummation of a comprehensive restructuring of the indebtedness of the Borrower and its Subsidiaries, the proceeds of the Advances and the issuances of Letters of Credit shall not be used, directly or indirectly, for the settlement of obligations of the Borrower or any of its Subsidiaries relating to (i) termination or modification of leases and related obligations with respect to real or personal property (except for the lease on the Wacker Drive property in Chicago in an amount up to $725,000), (ii) disputed or unmatured taxes or other governmental charges, assessments or levies owing to U.S. or foreign jurisdictions, (iii) any actual or threatened action, suit, investigation or other legal, equitable, arbitration or administrative proceeding, other than payments in the ordinary course of business, or (iv) non-operating liabilities associated with operations that are being closed or consolidated, including severance costs (other than ordinary course severance costs); provided, however, that the Borrower may use the proceeds of the Advances and the issuances of Letters of Credit for any such settlement in an amount up to

$1,500,000 but not to exceed $3,000,000 in the aggregate. The Administrative Agent and the Required Lenders may waive the provisions of this Section 5.1(b).

            (c) Any breach on the part of the Borrower in respect of the agreements set forth in this Section 5.1 shall constitute an Event of Default.

            Section 5.2. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, and (b) all representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            Section 5.3.      Fees and Expenses.

            (a) The Borrower agrees to pay to the Administrative Agent on demand all reasonable expenses including reasonable attorney's fees and expenses of the Administrative Agent, incurred by the Administrative Agent, in connection with the preparation, negotiation and execution of this Amendment and the letter of intent referred to in Section 5.3 below.

            (b) The Borrower shall pay to the Administrative Agent, for the account of each Lender on a pro rata basis, a $250,000 amendment fee (the "Amendment Fee") payable on the Effective Date.

            Section 5.4. Warrants. (a) In the event that the Administrative Agent and the Borrower shall have either failed (i) to execute a letter of intent with respect to a comprehensive restructuring of the indebtedness of the Borrower and its Subsidiaries on or before June 30, 2002 or (ii) upon satisfaction of clause (i) above, to execute definitive documentation with respect to the implementation of such restructuring on or before September 30, 2002, then the Borrower shall immediately issue to the Lenders detachable and freely transferable (subject to applicable securities laws) five-year Warrants for the purchase of common stock of the Borrower representing in the aggregate five (5) percent of the outstanding common stock of the Borrower as of the Effective Date (i.e., 453,378 shares). All such Warrants would be exercisable at any time prior to their expiration date at a nominal strike price.

            (b) The Administrative Agent, the Lenders and the Borrower hereby agree that any Warrants (as defined in the Fifth Amendment) issued pursuant to
Section 6.3 of the Fifth Amendment in connection with a Type B Capital Event shall represent an aggregate five (5) percent of the outstanding common stock of the Borrower as of the Effective Date (as defined in the Fifth Amendment) (i.e., 453,378 shares).

            Section 5.5. Confirmation of Indebtedness. The Borrower and the Subsidiary Guarantors hereby confirm and acknowledge that, as of the Effective Date, (i) the Borrower is truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind, (ii) the Borrower is liable to the Lenders in respect of Advances made under the Credit Agreement, as of March 15, 2002, in the aggregate principal amount of $207,510,640.41 and (iii) each Subsidiary Guarantor is contingently liable to the Lenders in respect of such amount.

            Section 5.6. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            Section 5.7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

            Section 5.8. Reservation of Rights. Notwithstanding anything contained in this Amendment, the Borrower acknowledges that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise, at any time, any and all of their rights and remedies under the Credit Agreement, any other related document and applicable law on account of any Default or Event of Default.

            Section 5.9. Waiver. The Loan Parties hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them has, may have, or might assert at the time of execution of this Amendment or in the future against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (collectively, the "Lender Group"), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the obligations created thereby, (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the obligations created thereby, or (iii) any matter related to the foregoing.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.




                                    APPLIED GRAPHICS TECHNOLOGIES, INC.



                                    By:    /s/ Joseph D. Vecchiolla
                                           -------------------------------------
                                           Joseph D. Vecchiolla
                                    Title: President & COO


                                    MIRAMAR EQUIPMENT, INC.
                                    DEVON GROUP, INC.
                                    BLACK DOT GRAPHICS, INC.
                                    ORENT GRAPHICARTS, INC.
                                    TYPO-GRAPHICS, INC.
                                    AMBROSI & ASSOCIATES, INC.
                                    WEST COAST CREATIVE, INC.
                                    ABD GROUP, INC.
                                    MERIDIAN RETAIL, INC.
                                    TAPROOT INTERACTIVE, INC.
                                    PROOF POSITIVE/FARROWLYNE
                                       ASSOCIATES, INC.
                                    ONE 2 ONE, INC.
                                    PORTAL PUBLICATIONS, LTD.
                                    THE WINN ART GROUP, LTD.
                                    COLOR CONTROL, INC.
                                    AGILE ENTERPRISE, INC.
                                    AGT SYSTEM SERVICES, INC.
                                    RETAIL PROFIT SOLUTIONS, INC.



                                    By:    /s/ Joseph D. Vecchiolla
                                           -------------------------------------
                                           Joseph D. Vecchiolla
                                    Title: President & COO

                                    FLEET NATIONAL BANK, as Administrative Agent
                                    By:    /s/Ralph C. Palma
                                           -------------------------------------
                                           Ralph C. Palma
                                    Title: Senior Vice President



                                    FLEET NATIONAL BANK, as a Lender, Issuing
                                    Bank
                                       and Swing Line Bank

                                    By:    /s/Ralph C. Palma
                                           -------------------------------------
                                           Ralph C. Palma
                                    Title: Senior Vice President



                                    BANK OF AMERICA, N.A., as a Lender
                                    By:    /s/ Michael Staunton
                                           -------------------------------------
                                           Michael Staunton
                                    Title: Senior Vice President



                                    WACHOVIA BANK, N.A. , as a Lender
                                    By:    /s/ R. Sandy Brown
                                           -------------------------------------
                                           R. Sandy Brown
                                    Title: Vice President



                                    THE CHASE MANHATTAN BANK, as a Lender
                                    By:    /s/ Robert Kuhn
                                           -------------------------------------
                                           Robert Kuhn
                                    Title: Senior Vice President

                                    THE BANK OF NEW YORK, as a Lender
                                    By:    /s/Gerry Granovsky
                                           -------------------------------------
                                           Gerry Granovsky
                                    Title: Vice President



                                    SOVEREIGN BANK, as a Lender

                                    By:    /s/ Roland D. Lamothe
                                           -------------------------------------
                                           Roland D. Lamothe
                                    Title: Vice President



                                    GE CAPITAL CFE, INC., as a Lender
                                    By:    /s/ Karen Wold
                                           -------------------------------------
                                           Karen Wold
                                    Title: Senior Vice President



                                    SUNTRUST BANK, N.A., as a Lender



                                    By:    /s/ Maria Mamilovich
                                           -------------------------------------
                                           Maria Mamilovich
                                    Title: Director



                                    CITIZENS BANK OF MASSACHUSETTS, as a
                                    Lender



                                    By:    /s/ Lawrence E. Jacobs
                                           -------------------------------------
                                           Lawrence E. Jacobs
                                    Title: Vice President



                                    THE BANK OF NOVA SCOTIA, as a Lender



                                    By:    /s/ J.A. Edwards
                                           -------------------------------------
                                           J.A. Edwards
                                    Title: Managing Director

                                    PB CAPITAL CORPORATION, as a Lender



                                    By:    /s/ Dana L. McDougall
                                           -------------------------------------
                                           Dana L. McDougall
                                    Title: Vice President



                                    By:    /s/Evon Contos
                                           -------------------------------------
                                           Evon Contos
                                    Title: Managing Director

                               EXHIBIT A TO THE
                               SIXTH AMENDMENT



                               FORM OF WARRANT


THIS WARRANT AND THE SHARES OF COMPANY COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND IF AN EXEMPTION SHALL BE APPLICABLE, THE WARRANT HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT NECESSARY.


Date of Issuance: ___________, 2002                                  Number of
                                                                 Shares: _____
                                                       (subject to adjustment)


                       WARRANT CERTIFICATE TO PURCHASE
                               COMMON STOCK OF

                     APPLIED GRAPHICS TECHNOLOGIES, INC.


      This Warrant Certificate (the "Warrant Certificate") is to certify that [NAME OF LENDER] or its registered assigns (the "Warrantholder") is entitled, at any time from the date hereof through the date that is five (5) years from the date hereof (the "Expiration Date"), to purchase, at the Exercise Price (as
hereinafter defined),         shares (as may be modified pursuant to Section 5,
the "Initial Exercise Amount") of common stock ("Company Common Stock") of Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement dated as of March 10, 1999 among the Company, the lenders party thereto, and Fleet National Bank, as Administrative Agent (as amended, the "Credit Agreement").

      1.    Exercise of Warrant.

            1.1 This Warrant Certificate is exercisable by the Warrantholder at the Exercise Price per share of Company Common Stock issuable hereunder, payable in cash, by certified or official bank check or by surrender of (a) other Securities of the Company whose aggregate principal amount or stated liquidation value, together with any accrued but unpaid interest or principal due thereon, is equal to the Exercise Price or (b) shares of Common Stock with an aggregate Fair Market Value, as of the business day on which the Warrantholder surrenders this Warrant to the Company, equal to the Exercise Price. In lieu of payment of the Exercise Price as provided above, the Warrantholder may elect a cashless net exercise. In the case of such cashless net exercise, the Warrantholder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock specified, subject to adjustment in accordance with
Section 5,
less the number of shares of Common Stock with an aggregate Fair Market Value as of the business day on which the Warrantholder surrenders this Warrant to the Company (the "Exercise Date") equal to the aggregate Exercise Price. Upon surrender of this Warrant Certificate with the attached Subscription Form duly completed and executed, together with any required payment of the Exercise Price for the shares of Company Common Stock being purchased, at the Company's principal executive offices presently located at 450 West 33rd Street, New York, New York 10001, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Company Common Stock so purchased.

            1.2 The purchase rights represented by this Warrant Certificate are exercisable at the option of the Warrantholder, in whole or in part (but not as to fractional shares of Company Common Stock), at any time and from time to time from the date hereof to the Expiration Date.

            1.3 In the case of the purchase of less than all the shares of Company Common Stock purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate as soon as practicable to the Warrantholder of like tenor for the balance of the shares of Company Common Stock purchasable hereunder.

      2.    Issuance of Stock Certificates.

            2.1 The issuance of certificates for shares of Company Common Stock upon the exercise of this Warrant Certificate shall be made as soon as practicable thereafter or in any event within twenty (20) days of such exercise without charge to the Warrantholder, including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of this Section 2) be issued in the name of, or in such names as may be directed by, the Warrantholder; provided, however, that the Company shall not be required to pay any income tax to which the Warrantholder may be subject in connection with the issuance of this Warrant Certificate or of shares of Company Common Stock upon the exercise of this Warrant Certificate; provided, further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Warrantholder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            2.2 All shares of Company Common Stock issued upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable.

            2.3 Each person in whose name any such certificate for shares of Company Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      3.    Restrictions on Transfer.

            3.1 Investment Representation and Transfer Restriction Legend. The Warrantholder, by acceptance of this Warrant Certificate, represents and warrants to the Company that it is acquiring this Warrant Certificate and the shares of Company Common Stock issued or issuable upon exercise hereof (the "Warrant Shares") for its own account, for investment purposes only and not with a view towards the resale or other distribution thereof. Each certificate representing Warrant Shares, unless at the same time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND IF AN EXEMPTION SHALL BE APPLICABLE, THE WARRANT HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT NECESSARY.

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Warrantholder without violation of the registration requirements of the Securities Act.

      4.    Exercise Price and Exercise Amount.

            4.1 Exercise Price. The exercise price of this Warrant Certificate shall be $0.01 per share of Company Common Stock (the "Exercise Price").

            4.2 Exercise Amount. The term "Exercise Amount" shall mean the Initial Exercise Amount or the adjusted Exercise Amount determined pursuant to
Section 5 depending upon the context.

      5.    Adjustment of Exercise Amount and Number of Shares.

            5.1 For purposes of this Warrant, the following definitions shall apply:

            (a) "Fair Market Value" shall mean (i) with respect to any Security,
      (A) if such Security is traded on a national securities exchange, the Nasdaq Stock Market or the domestic over-the-counter market, the average of the closing prices of such Security's sales on all national securities exchanges or markets on which such Security may at the time be listed, or, if there have been no sales on any such national securities exchange or market on any day, the average of the highest bid and lowest asked prices on all such national securities exchanges or markets at the end of such day, or, if on any day such Security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 p.m., New York time, or, if on any day such Security is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty consecutive trading days prior to the date upon which "Fair Market Value" is sought to be determined, or (B) if such Security is not so traded, the market price of such Security as determined in good faith by the Company's board of directors, and (ii) with respect to any property or assets other than cash or Securities, the fair value thereof determined in good faith by the Company's board of directors.

            (b) "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            (c) "Securities" shall mean, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act, or any other debt or equity securities, and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

            5.2 The Exercise Amount specified in Section 4.2 shall be subject to adjustment from time to time as follows:

            (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date this Warrant Certificate was granted (the "Original Issue Date") effect a subdivision of the outstanding Company Common Stock into a greater number of shares, the Exercise Amount then in effect immediately before the subdivision shall be proportionately increased and the Exercise Price then in effect immediately before the subdivision shall, subject to Section 8.2(b), be proportionately reduced. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Company Common Stock into a smaller number of shares, the Exercise Amount then in effect immediately before the combination shall be proportionately decreased and the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Company Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Company Common Stock, then in each such event the Exercise Amount then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to an amount equal to the amount determined by multiplying the Exercise Amount then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of Company Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Company Common Stock issuable in payment of such dividend or distribution; and

                  (ii) the denominator of which shall be the total number of shares of Company Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

      provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Amount shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

            (c) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Company Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or any Subsidiary or Affiliate thereof other than shares of Company Common Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise thereof, in addition to the number of shares of Company Common Stock receivable thereupon, the amount and type of securities that it would have received had its Warrant Certificate been exercised for shares of Company Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the actual exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period. In the event of the spinoff or other creation of a subsidiary or affiliate of the Company whose assets consist in whole or in part of a significant component of the Company's business (a "Spinoff Transaction"), the Warrantholder shall be entitled to receive, without any requirement that this Warrant be exercised, Warrants (the "New Warrants") with terms substantially equivalent to the terms of this Warrant Certificate, to purchase the amount and type of securities (the "Spinoff Securities") that it would have received in such Spinoff Transaction had this Warrant been exercised immediately prior to such Spinoff Transaction. The exercise price of the New Warrants (the "New Warrant Exercise Price") shall be equal to the Exercise Price in effect immediately prior to the Spinoff Transaction multiplied by the product of
      (A) the relative value per share of the business or assets subject to the Spinoff Transaction as compared to the total value per share of the Company at the time of the Spinoff Transaction (as determined in good faith by the Board) times (B) one (1) minus the percentage of such business or assets retained by the Company, if any. The Exercise Price shall thereafter be reduced by the amount of the New Warrant Exercise Price such that the sum of the New Warrant Exercise Price plus the Exercise Price shall not exceed the Exercise Price as in effect immediately prior to the Spinoff Transaction. In the event a Spinoff Transaction involves a third party whose contribution to the entity or business subject to the Spinoff Transaction is other than cash or other consideration to the Company, the Board, in good faith, shall determine the appropriate adjustment in the application of the provisions in this
      Section 5 with respect to the rights and interest thereafter of the Warrantholder.

            (d) Adjustment for Reclassification, Exchange, or Substitution. If the Company Common Stock issuable upon exercise of this Warrant Certificate shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall have the right thereafter to exercise this Warrant Certificate for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Company Common Stock into which this Warrant Certificate was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (e) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to another Person, this Warrant Certificate shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Company Common Stock of the Company deliverable upon exercise of this Warrant Certificate would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Exercise Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant Certificate.

            (f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Warrantholder against impairment.

            (g) Certificate as to Amendments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Amount then in effect, and (iii) the number of shares of Company Common Stock and the amount, if any, of other property which then would be received upon exercise of this Warrant Certificate.

            (h)   Notice of Record Date.  In the event:

                  (i) that the Company declares a dividend (or any other
            distribution) on its Company Common Stock payable in Company Common Stock or other securities of the Company;

                  (ii) that the Company subdivides or combines its outstanding shares of Company Common Stock;

                  (iii) of any reclassification of the Company Common Stock
            (other than a subdivision or combination of its outstanding shares of Company Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

      then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Company Common Stock, and shall cause to be mailed to the Warrantholders at their last addresses as shown on the records of the Company or such transfer agent, at least 15 days prior to the record date specified in (A) below or 30 days before the date specified in (B) below, a notice stating

                  (A) the date as of which the holders of Company Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      6.    Exchange and Replacement of Warrant Certificate.

            6.1 On surrender for exchange of this Warrant Certificate, or any Warrant Certificate or Warrant Certificates issued upon subdivision, exercise, or transfer in whole or in part of this Warrant Certificate, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Company Common Stock called for on the face or faces of the Warrant Certificate or Warrant Certificates so surrendered.

            6.2 In the event this or any subsequently issued Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt of a proper affidavit (and surrender of any mutilated Warrant Certificate) and an indemnity agreement or security reasonably satisfactory in form and amount to the Company, in each instance protecting the Company, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

      7.    Elimination of Fractional Interests.

            7.1 The Company shall not issue any fraction of a share in connection with the exercise of this Warrant Certificate, but in any case where the Warrantholder would, except for the provisions of this Section 7, be entitled under the terms of this Warrant Certificate to receive a fraction of a share upon the exercise of this Warrant Certificate, the Company shall, upon the exercise of the Warrant Certificate for the largest number of full shares then called for thereby and receipt of the Exercise Price thereof, pay a sum in cash equal to the Fair Market Value of such fraction of a share on the day preceding such exercise. The Warrantholder expressly waives its rights to receive any fraction of a share or a Warrant Certificate representing a fractional share upon exercise thereof.

            7.2 If the taking of any action would cause an adjustment in the Exercise Price so that the exercise of this Warrant Certificate while such Exercise Price is in effect would cause shares to be issued at a price below their then par value, the Company will take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable shares of Company Common Stock upon the exercise of this Warrant Certificate.

      8.    Reservation of Shares.

            8.1 The Company will cause to be reserved and kept available out of its authorized and unissued shares of Company Common Stock the number of whole shares of Company Common Stock sufficient to permit the exercise in full of this Warrant Certificate.

            8.2 The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and
(b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

      9.    Rights of Warrantholder.

      The Company may deem and treat the person in whose name this Warrant Certificate is registered with it as the absolute owner for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and "holder of the Warrant Certificate" and all other similar terms used herein shall mean only such person(s) in whose name(s) this Warrant Certificate if properly registered on the Company's books. However, notwithstanding the foregoing, no person, entity or group may become a Warrantholder other than the Warrantholder unless and until (a) the provisions of Section 3.1 hereof have been complied with, (b) the Company has received an assignment transferring all right, title and interest in and to this Warrant Certificate, and (c) such person, entity or group represents and warrants in writing that it will be the sole legal and beneficial owner thereof.

      10.   Notices.

      Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company or to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent in writing by first-class mail, postage prepaid, addressed as follows:

            (a) If to the Warrantholder, to the address for such holder as shown on the books of the Company; or

            (b) If to the Company, at the address set forth in Section 8.02 of the Credit Agreement or at such other address as the registered holder or the Company may hereafter have advised the other.

      11.   Successors.

            All the covenants, agreements, representations and warranties contained in this Warrant Certificate shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

      12.   Headings.

            The Section headings in this Warrant Certificate have been inserted for purposes of convenience only and shall have no substantive effect.

      13.   Law Governing.

            This Warrant Certificate is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the conflict of laws principles of such state), regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

      14.   Remedies.

            The Company stipulates that the remedies at law of the holder of this Warrant Certificate in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Certificate are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            IN WITNESS WHEREOF, the Company has executed this Warrant Certificate by its duly authorized officer as of the day and year first above written.


                                    APPLIED GRAPHICS TECHNOLOGIES, INC.






                                    By:_________________________________________
                                       Name:
                                       Title:

                              SUBSCRIPTION FORM

                     (To Be Executed By The Warrantholder
                In Order to Exercise The Warrant Certificate)


      The undersigned, pursuant to the provisions set forth in the enclosed Warrant Certificate, hereby irrevocably elects to exercise the right to purchase ________ shares of Company Common Stock of APPLIED GRAPHICS TECHNOLOGIES, INC. covered by such Warrant Certificate, and herewith tenders _________ having a fair market value of $________ in full payment of the Exercise Price for such shares (which may include foregoing receipt of ___ shares of Company Common Stock as per Section 1.1 of the Warrant Certificate).




                                    By: ________________________________________
                                                      Signature



                                        ________________________________________
                                                        Name



                                        ________________________________________
                                                       Address



                                        ________________________________________

                               EXHIBIT B TO THE
                               SIXTH AMENDMENT

                                  Schedule I

                                 COMMITMENTS

                                                                                            Existing     Additional       Total
                        Tranche A    Tranche B     Tranche C    Swing         Letter of     Revolving     Revolving     Revolving
                        Term Loan    Term Loan     Term Loan    Line           Credit        Credit        Credit        Credit
   Lender              Commitment    Commitment   Commitment    Commitment   Commitment    Commitments   Commitments   Commitments
   ------              ----------    ----------   ----------    ----------   ----------    -----------   -----------   -----------
Fleet National Bank    $ 9,962,398   $56,782,529  $40,924,937   $10,000,000  $10,000,000   $10,200,000   $ 3,000,000    $13,200,000

Bank of America        $10,626,558                                                         $ 6,800,000   $ 2,000,000    $ 8,800,000

Wachovia Bank          $ 8,855,466                                                         $ 5,666,667   $ 1,666,667    $ 7,333,333

The Chase Manhattan
  Bank                 $ 8,855,466                                                         $ 5,666,667   $ 1,666,667    $ 7,333,333

The Bank of New York   $ 8,855,466                                                         $ 5,666,667   $ 1,666,667    $ 7,333,333

Sovereign Bank         $ 7,084,372                                                         $ 4,533,333   $ 1,333,333    $ 5,866,667

GECC                   $ 5,313,279                                                         $ 3,400,000   $ 1,000,000    $ 4,400,000

Suntrust Bank          $ 5,313,279                                                         $ 3,400,000   $ 1,000,000    $ 4,400,000

Citizens Bank          $ 5,313,279                                                         $ 3,400,000   $ 1,000,000    $ 4,400,000

The Bank of Nova
  Scotia               $ 3,542,186                                                         $ 2,266,667   $   666,667    $ 2,933,333

PB Capital             $ 5,977,439   $ 4,603,989

Total                  $79,699,188   $61,386,518  $40,924,937   $10,000,000  $10,000,000   $51,000,000   $15,000,000    $66,000,000